UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

PRAXSYN CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-130446	20-3191557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Spectrum, Las Vegas, NV 89101

(Address of principal executive offices, including zip code)

(949) 777-6112

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2016, Praxsyn Corporation, a Nevada corporation (the “Company”), through its wholly-owned subsidiary Nevada Health Rx, Inc., a Nevada corporation (“NHRX”), entered into a Pharmacy Purchase and Sale Agreement, and amendments thereto (collectively the “Agreement”) with Duke Pharmacy, LLC, a Texas limited liability company (“Duke”), to purchase all of the assets, including but not limited to the pharmacy license, of Meds Direct Rx (the “Pharmacy”).

The “Purchase Price” for the acquisition of the assets of the Pharmacy totaled One Hundred and Twenty Thousand Dollars ($120,000.00); Fifty Thousand Dollars ($50,000.00) which was paid on the closing date of February 28, 2017 to Duke, and the residual Seventy Thousand Dollars ($70,000.00) to be paid to Duke pursuant to a promissory note, over a six month period, with an interest rate of six and a half percent (6.5%) per annum. However, no payments are due on the promissory note until May 1, 2017. In connection with this transaction, the Company has received financing commitments through promissory notes and internal resources to fund the Purchase Price, transaction-related costs, and the ongoing business operations and capital needs of the Pharmacy.

NHRX is a closed door retail pharmacy located at 61 Spectrum, Las Vegas, NV 89101. NHRX pharmacy license has been approved by the Nevada Board of Pharmacy, and has passed its final inspection. The focus of NHRX shall be to service patients in the state of Nevada, California and Arizona.

Item 8.01 Other Events

Mesa Pharmacy

On March 3, 2017, at a special meeting of the Board of Directors, the majority of the Board of Directors of the Company, voted in favor for Greg Sundem and Justin Cary, to work together on a plan to take all actions necessary to discontinue the pharmacy operations of Mesa Pharmacy, Inc., d/b/a Mesa Pharmacy VII (“Mesa”). Although Mesa will continue to collect on its accounts receivables through an outside collection company, and will therefore continue to pay all outstanding debt from such collection efforts. By the end of April of 2017, Mesa will have filed all necessary paperwork to relinquish all pharmacy permits and licenses. Although Mesa will discontinue its pharmacy operations, Mesa will continue to maintain an office in California at 3183 Airway Ave, Suite 120, Costa Mesa, CA 92626, with four employees to process all mail and collections, and continue Mesa’s billing efforts on Mesa’s accounts receivable.

New Transfer Agent

As disclosed in the Company’s press release dated March 15 2017, VStock Transfer, LLC shall act as the Company’s official registrar of all stock records, shall be responsible for all certificate issuances, lost certificate replacements, certificate transfers, non-certificated book-entry transactions, restricted stock transfers, and digitized recordkeeping for shareholder communications and documentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	By:	/s/ Greg Sundem
Greg Sundem, Chief Executive Officer

Dated: April 27, 2017